Exhibit 11 Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiaries
(Dollars in thousands, except per share data)

                                                           For the Three Months Ended          For the Nine Months Ended
                                                           --------------------------          -------------------------
                                                           September         September         September        September
Basic and Diluted                                            2002              2001              2002              2001
                                                         ------------      ------------      ------------      ------------
(Dollars in thousands, except per share data) BASIC:

Weighted  average shares issued                            11,024,693        10,821,950        10,904,887        10,801,406
Less: Treasury shares                                      (1,147,849)         (788,585)         (975,611)         (779,935)
                                                         ------------      ------------      ------------      ------------
Net Weighted average shares outstanding                     9,876,844        10,033,365         9,929,276        10,021,471
                                                         ============      ============      ============      ============

Net income                                               $      5,536      $      4,401      $     14,572      $     12,746
                                                         ============      ============      ============      ============
Basic Earnings Per Share                                 $       0.56      $       0.44      $       1.47      $       1.27
                                                         ============      ============      ============      ============

DILUTED:

Weighted  average shares issued                            11,024,693        10,821,950        10,904,887        10,801,406
Less: Treasury shares                                      (1,147,849)         (788,585)         (975,611)         (779,935)
Net effect of dilutive stock options - based on the
  treasury stock method using average market price            116,397            84,340           121,801            66,464
                                                         ------------      ------------      ------------      ------------
                                                            9,993,241        10,117,705        10,051,077        10,087,935
                                                         ============      ============      ============      ============

Net income                                               $      5,536      $      4,401      $     14,572      $     12,746
                                                         ============      ============      ============      ============
Diluted Earnings Per Share                               $       0.55      $       0.43      $       1.45      $       1.26
                                                         ============      ============      ============      ============

Basic and Diluted before cumulative effect of                                                                  September 30
    accounting change                                                                                              2001
                                                                                                               ------------
BASIC:
Weighted  average shares issued                                                                                  10,801,406
Less: Treasury shares                                                                                              (779,935)
                                                                                                               ------------
Net Weighted average shares outstanding                                                                          10,021,471
                                                                                                               ============
Net income                                                                                                     $     12,847
                                                                                                               ============
Basic Earnings Per Share                                                                                       $       1.28
                                                                                                               ============

DILUTED:
Weighted  average shares issued                                                                                  10,801,406
Less: Treasury shares                                                                                              (779,935)
Net effect of dilutive stock options - based on the
  treasury stock method using average market price                                                                   66,464
                                                                                                               ------------
                                                                                                                 10,087,935
                                                                                                               ============
Net income                                                                                                     $     12,847
                                                                                                               ============
Diluted Earnings Per Share                                                                                     $       1.27
                                                                                                               ============


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